Exhibit (d)(4)
EXECUTION COPY
AMENDMENT NO. 1
TO
REGISTRATION RIGHTS
AND
GOVERNANCE AGREEMENT,
by and among,
SUN INTERNATIONAL HOTELS LIMITED,
WORLD LEISURE GROUP LIMITED,
KERSAF INVESTMENTS LIMITED,
CALEDONIA INVESTMENTS PLC,
AND
CEMENT MERCHANTS SA,

June 28, 2001

EXECUTION COPY
AMENDMENT NO. 1
TO
REGISTRATION RIGHTS
AND GOVERNANCE AGREEMENT
     AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT (this “Amendment”), dated as of June 28, 2002, by and among Sun International Hotels Limited, a company incorporated under the laws of The Bahamas, World Leisure Group Limited, a company incorporated under the laws of the British Virgin Islands, Kersaf Investments Limited, a company incorporated under the laws of the Republic of South Africa, Caledonia Investments PLC, a company incorporated under the laws of England, and Cement Merchants SA, a company, incorporated under the laws of Panama.
PRELIMINARY STATEMENT
          On July 3, 2001, the parties hereto, among others, entered into a Registration Rights and Governance Agreement (the “Initial Agreement”). The Initial Agreement is being amended hereby. Capitalized terms used herein and not otherwise defined shall have the same meanings attributed to them in the Initial Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AMENDMENT
          1. Amendment to Section 4.2(a) of the Initial Agreement. The first sentence of Section 4.2(a) of the Initial Agreement is hereby amended and restated in its entirety as follows:
          “No later than October 30, 2002 (the “Minimum Year One Sale Date”), the Kersaf Group shall complete the sale of no less than two million (2,000,000) Shares pursuant to an Underwritten Public Offering (the “Minimum Year One Sale”).”
          2. Representations and Warranties by the Parties. Each of the parties to this Amendment hereby severally represents and warrants to the other parties as follows:
               (a) Organization of the Parties. It is duly organized, validly existing and in good standing under the laws of this jurisdiction of organization and has

EXECUTION COPY
full organizational power and authority to conduct its business as it is presently being conducted.
               (b) Authorization. It has all necessary organizational power and authority and has taken all organizational action necessary to enter into, and perform its obligations under this Amendment. This Amendment has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms.
          3. Approval by the Company’s Independent Directors. The Company represents and warrants to each of the other parties to this Amendment that a majority of the Company’s Independent Directors have approved this Amendment.
          4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
          5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.
          6. Continuing Effect. Except as expressly amended by this Amendment, the Initial Agreement shall continue unamended and in full force and effect in accordance with the terms thereof.
[Signature Page Follows]

EXECUTION COPY
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SUN INTERNATIONAL HOTELS LIMITED

By:

Name:
Title:

WORLD LEISURE GROUP LIMITED

By:

Name:
Title:

KERSAF INVESTMENTS LIMITED

By:

Name:
Title:

CALEDONIA INVESTMENTS PLC

By:

Name:
Title:

CEMENT MERCHANTS SA

By:

Name:
Title: